UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2008
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
By virtue of its ownership of the sole outstanding share of Series A preferred stock of Move, Inc. (the “Company”), the National Association of Realtors® (the “NAR”) has the right to elect one of the Company’s directors. In addition, if there is any vacancy in the office of a director elected by the holder of the Series A preferred stock of the Company, then a director to hold office for the unexpired term of such director may be elected by the vote or written consent of the holder of the Series A preferred stock. Effective as of the 2008 Annual Meeting of Stockholders held on June 12, 2008, the NAR elected Catherine B. Whatley to replace Thomas M. Stevens on the Company’s board of directors and to serve as a director until the annual meeting of stockholders to be held in 2009 or until her earlier death, resignation or removal. Ms. Whatley is not expected to serve on any committees of the Company’s board of directors.
The Company and the NAR are party to certain arrangements that were described in the Proxy Statement for the Company’s 2008 annual meeting of stockholders filed with the SEC on April 25, 2008 under the heading “Certain Relationships And Related Transactions — Operating Agreement with the National Association of REALTORS®”, and in Items 1 and 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. These disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: June 18, 2008	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President and General Counsel